Exhibit 1

                             JOINT FILING AGREEMENT



        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of VitalCom Inc. or any subsequent acquisitions or dispositions of equity securities of VitalCom Inc. by any of the undersigned.

Date: September 23, 1996                    VERTICAL FUND ASSOCIATES, L.P.
                                            BY:  THE VERTICAL GROUP, L.P.
                                               -------------------------------
                                                 General Partner



                                            By:/s/ John E. Runnells
                                               -------------------------------
                                               John E. Runnells
                                               General Partner

                                            VERTICAL LIFE SCIENCES, L.P.
                                            BY:  THE VERTICAL GROUP, L.P.
                                                -------------------------------
                                                General Partner



                                            By:/s/ John E. Runnells
                                               -------------------------------
                                               John E. Runnells
                                               General Partner



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